UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2018

SELECT BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-50400	20-0218264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina	28334
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (910) 892-7080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2018, we entered into a First Amendment to Employment Agreement with Lynn H. Johnson, who currently serves as our Executive Vice President and Chief Operating Officer. The amendment amends certain provisions of the Employment Agreement dated October 3, 2014, that we previously entered into with Ms. Johnson. The amendment effects the following changes to the terms of Ms. Johnson’s employment:

•	The contractual salary to which Ms. Johnson is entitled has been increased to $220,550 per year;
•	The lump-sum cash payment to which she would be entitled if her employment were terminated under certain circumstances within 12 months following a change in control (as defined in her employment agreement) has been increased from 200% to 299% of her “base amount” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended); and
•	The official title listed in her employment agreement has been changed to Chief Operating Officer, in recognition of her change in officer role that we previously reported in a current report on Form 8-K filed on July 7, 2017.

The foregoing summary of the amendment to her employment agreement is qualified in its entirety by reference to the full text of the amendment that is filed as Exhibit 10.1 to this current report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	First Amendment to Employment Agreement with Lynn H. Johnson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT BANCORP, INC.

Date: February 26, 2018	By:	/s/ William L. Hedgepeth II
William L. Hedgepeth II
President and Chief Executive Officer